Registration No. 333-8720

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CRH public limited company

(Exact name of registrant as specified in its charter)

Republic of Ireland	Not applicable
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

Belgard Castle, Clondalkin

Dublin 22, Ireland

(Address of Principal Executive Offices)

CRH plc Share Option Scheme (1990)

(Full title of the plan)

Michael G. O’Driscoll

Oldcastle, Inc.

375 Northridge Road, Suite 350

Atlanta, Georgia 30350

(770) 804-3363

(Name, address and telephone number of agent for service)

Please send copies of all communications to:

Neil Colgan Company Secretary, CRH plc 42 Fitzwilliam Square Dublin 2, Ireland Tel. No.: +011-353-1-634-4346	Kathryn A. Campbell, Esq. Sullivan & Cromwell LLP One New Fetter Lane London EC4A 1AN, England Tel. No.: +011-44-20-7959-8900

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

Deregistration of Securities

CRH plc (the “Company”) is filing this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to withdraw and remove from registration the unsold securities under the 1990 CRH plc Share Option Scheme (the “Plan”) previously registered by the Company pursuant to its Registration Statement on Form S-8 filed with the U.S. Securities and Exchange Commission on May 6, 1998 (File No. 333-8720) (the “Registration Statement”). The Registration Statement registered up to 8,000,000 shares of the Company’s ordinary shares (the “Ordinary Shares”), issuable to employees and executive directors of the Company and its subsidiaries. The Plan has terminated, and all rights to receive ordinary Shares under the Plan have been exercised or have expired.

In accordance with the undertaking contained in the Registration Statement pursuant to Item 512 of Regulation S-K, this Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister and remove all of the previously registered Ordinary Shares under the Registration Statement that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-8720 to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Dublin, country of Ireland, on April 1, 2011.

CRH PUBLIC LIMITED COMPANY

By:	/s/ K. McGowan

Name:	K. McGowan
Title:	Chairman

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement No. 333-8720 has been signed by the following persons in the capacities indicated as of April 1, 2011:

Signature	Title

/s/ K. McGowan	Chairman of the Board
K. McGowan

/s/ M. Lee	Director and Chief Executive
M. Lee	Principal Executive Officer

/s/ C. Carton	Director and Finance Director
M. C. Carton	Principal Financial and Accounting Officer

/s/ A. Manifold	Director and Chief Operating Officer
A. Manifold

/s/ M. S. Towe	Director and Chief Executive Officer Oldcastle, Inc.
M. S. Towe

/s/ W. P. Egan	Non-Executive Director
W. P. Egan

/s/ N. Hartery	Non-Executive Director
N. Hartery

/s/ J. M. de Jong	Non-Executive Director
J. M. de Jong

/s/ D. N. O’Connor	Non-Executive Director
D. N. O’Connor

/s/ J. M. C. O’Connor	Non-Executive Director
J. M. C. O’Connor

/s/ W. I. O’Mahony	Non-Executive Director
W. I. O’Mahony

/s/ M. O’Driscoll	Authorized Representative in the United States
M. O’Driscoll